Left Right Marketing Technology Announces APPOINTMENT of three key DIRECTORS/Executives

Mark Newburg, Arnaldo Galassi, Jason Straub Join Leadership Team

LAS VEGAS (February 18, 2004) - Left Right Marketing Technology, Inc. (OTC:BB-LRMK) announced today the company has appointed three key directors and executives: Mark Newburg, Arnaldo (Arnie) Galassi and Jason Straub.

In September 2003, LRMK entered into a binding letter of intent with Crazy Grazer LLC a Nevada limited liability company currently operating an online shopping mall website, www.crazygrazer.com. LRMK CEO/President Mick Hall said, "These three individuals are crucial components in finalizing the transaction between LRMK and Crazy Grazer, and in positioning the company for future success."

Newburg joins LRMK as Senior Vice President/Chief Operating Officer and a director. He is a global executive with 12 years experience working for Fortune 500 companies such as AT&T and NCR. He has also served as President of Aristocrat Technologies. Mr. Newburg's prior experience included directing sales and service of all Financial Services Division products, including Automated Teller Machines and mission critical back office database solutions in Asia Pacific and Japan as Vice President of NCR Corporation. As Vice President & Chief Financial Officer of Worldwide Field Operations for NCR Corporation, Newburg was responsible for all financial matters for NCR subsidiaries worldwide, operating in 130 counties. As Finance Vice President Asia Pacific for NCR Corporation, he was responsible for all financial matters for subsidiaries in the 12-country Asia Pacific Region, including accounting and reporting, financial planning, business planning, pricing, tax, treasury, real estate and asset management. Mr. Newburg replaces Marta Barone as LRMK's COO.

Galassi brings his experience in banking and corporate treasury to the Company as Chief Financial Officer and director. Galassi has held key positions within four Fortune 500 companies, including Bank of America, AT&T and Lucent. Most recently he held positions at NCR directing corporate finance and managing NCR's Finance and Treasury Center (Singapore) and NCR's treasury operations in Amsterdam and London. He has directed capital markets projects including the registration of NCR's $300 million debt issuance, and strategic financing objectives including negotiating revolving credit facilities with a 14-bank consortium. He was also responsible for the corporation's stock repurchase program, global bank relations and foreign exchange. Prior to joining NCR in Singapore, Galassi was Asia Pacific Regional Treasurer for Lucent Technologies in Hong Kong, leading the treasury organization in Asia from the effects of the spin-off from AT&T.

Straub brings a rounded background of both technology and creativity to his position as Chief Technology Officer. Since founding StyleWise Interactive, Straub has developed many award-winning websites. He has also authored numerous e-commerce Internet applications and software solutions, including: proprietary technologies allowing secure Internet banking transactions; Internet applications utilized by travel agencies for online airline and hotel bookings; a management application for large-scale construction projects via the Internet; and creating a common language enabling closed-architecture databases to communicate and efficiently exchange information. Straub replaces Dan Dietrich as LRMK's CTO.

Concurrent with the new appointments, Marta Barone and Thomas Nieman resigned as directors of LRMK.

Investors and LRMK stockholders are urged to read LRMK's annual report on Form 10-KSB and Forms 8-K for further information on the Crazy Grazer letter of intent. Both of which are available free of charge on the SEC's website, www.sec.gov.

Forward-Looking Statements: The statements in this press release regarding the Crazy Grazer letter of intent, the appointment of the new directors/executives, the Company's future success, each executives' experience, future opportunities and any other effect, result or aspect of the transactions and any other statements, which are not historical facts, are forward looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the integration of acquired business, costs, delays, and any other difficulties related to the Crazy Grazer transaction, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Contact:

Paul Speirs, Left Right Marketing Technology, Inc.

702-260-9305